                                 EXHIBIT 10.44

                AGREEMENT FOR THE PURCHASE AND SALE OF PROPERTY

                      BETWEEN WALSH HIGGINS NO. 33, L.P.

                                      AND

                       WELLS OPERATING PARTNERSHIP, L.P.
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                AGREEMENT FOR THE PURCHASE AND SALE OF PROPERTY
                -----------------------------------------------


     THIS AGREEMENT FOR THE PURCHASE AND SALE OF PROPERTY (the "Agreement"), is made and entered into as of the 30th day of November, 1998, by and between
                                ----        --------
WALSH HIGGINS NO. 33, L.P., a Pennsylvania limited partnership (hereinafter referred to as "Seller") and WELLS OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (hereinafter referred to as "Purchaser").

                             W I T N E S S E T H:
                             - - - - - - - - - -

     WHEREAS, Seller desires to sell and Purchaser desires to purchase the Property (as hereinafter defined) subject to the terms and conditions hereinafter set forth.

     NOW, THEREFORE, for and in consideration of the premises, the mutual agreements contained herein, the sum of Ten and No/100 Dollars ($10.00) in hand paid by Purchaser to Seller at and before the sealing and delivery of these presents and for other good and valuable consideration, the receipt, adequacy, and sufficiency of which are hereby expressly acknowledged by the parties hereto, the parties hereto do hereby covenant and agree as follows:

     1.  Definitions and Meanings.  In addition to any other terms whose
         ------------------------
definitions are fixed and defined by this Agreement, each of the following defined terms, when used in this Agreement with an initial capital letter or letters, shall have the meaning ascribed thereto in this Paragraph 1:

     "Agreement" means this Agreement for the Purchase and Sale of Property, together with all exhibits attached hereto and made a part hereof.

     "Architect"  means the architectural firm of VOA Associates.

     "Architect's Agreement" means the agreement between the Seller and the Architect under which the Architect has been engaged to prepare architectural designs, plans, drawings and specifications for the Project and to render other services in connection with the design and construction of the Project.

     "Building" means the first-class, single tenant, four-story office building, containing approximately 81,859 square feet of gross floor area which the Seller is currently developing and constructing upon the Land.

     "Closing" means the consummation of the purchase and sale contemplated by this Agreement by the deliveries required under Paragraphs 11, 12 and 13 hereof.

     "Completion Date" means the first day on which all of the following have occurred: (i) the construction and equipping of the Project has been substantially completed in accordance with the Plans and Specifications, inclusive of landscaping plans, and excepting


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only Punch List Items which will cost less than $30,000.00 in order to complete and/or correct, as evidenced by a certificate to such effect from the Architect,
(ii) the Tenant Improvements for the space in the Building to be occupied by Tenant (other than the Specialty Space) have been completed in accordance with the working drawings and specifications for such space, as evidenced by a certificate to such effect from the Architect, and any Punch List Items have been completed to the satisfaction of Tenant, except for Punch List Items which will cost less than $70,000.00 in order to complete and/or correct, (iii) all facilities and improvements required to be constructed and installed on the Land under any of the Permitted Exceptions have been constructed, installed and completed in a good and workmanlike manner and in compliance with the terms, provisions and requirements of the Permitted Exceptions, (iv) permanent or temporary certificates of use and occupancy or their equivalent have been issued by the appropriate Governmental Authority with respect to the base building and with respect to the space in the Building to be occupied by Tenant (other than the Specialty Space), (v) the Initial Term Commencement Date under the Lease has occurred, Tenant is occupying its premises for business purposes, and Tenant has commenced to pay monthly Base Rent and Additional Rent payable by Tenant under the Lease, (vi) Tenant has executed and delivered to the "Landlord" under the Lease an estoppel certificate substantially in the form attached to the Lease as
Exhibit 19.9 thereto, stating the date that the Lease Term commenced and that Tenant has accepted the premises and possession thereof, and certifying as to the matters set forth therein without any material qualifications or exceptions, including any exception for any Punch List Items costing more than $100,000.00 in the aggregate to complete or correct (i.e., not more than $30,000 with respect to the base building work and not more than $70,000 with respect to Tenant Improvements), (vii) any sums or amounts payable to the Tenant under
Section 2.6 of the Lease have been paid in full, (viii) Purchaser has received copies of all Warranties issued with respect to the Project and a final Contractor's Affidavit and Lien Waiver from Archer Western Contractors, Ltd., and (ix) Seller has received either a certificate of compliance from the Committee under the Declaration and has provided a copy thereof to Purchaser, or Seller has obtained and delivered to Purchaser a certificate from the Architect, addressed to Purchaser, stating that Architect has reviewed the approval of the plan and specifications relating to the Project granted by the Committee under the Declaration and that the Project has been constructed in accordance with the plans and specifications approved by such Committee. Notwithstanding the foregoing to the contrary, in the event the Title Company is unwilling to issue an owner's title insurance policy to Purchaser without exception for unfiled or inchoate mechanics', laborers' or materialmen's liens until all Punch List Items have been completed, the Completion Date shall not occur until the Punch List Items have been completed.

     "Construction Agreements" means, collectively, the construction contracts between the Seller and the Contractors with respect to the Project.

     "Contractors" means, collectively, Archer Western Contractors, Ltd. and all other firms, engineers or consultants employed by Seller as a general contractor or as a special purpose contractor with respect to the Project; and singly any such general or special purpose contractor.

     "Declaration" means the Declaration of Covenants, Conditions and Restrictions by Russell J. Klick, Declarant, dated December 1, 1979, and recorded December 25, 1979, in Record Book 91, page 362, Dauphin County, Pennsylvania Recorder's Office.

     "Earnest Money" means the amounts deposited by the Purchaser with the Escrow Agent as Earnest Money as provided in Paragraph 3 hereof.

     "Effective Date" means the date on which this Agreement is duly executed by both Seller and Purchaser, and said date shall be inserted in the first paragraph on page 1 hereof.

     "Environmental Laws" means the following, as the same may have been amended: the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. (S) 9601, et seq.; the Resource Conservation Act of 1976,
                                 -- ---
42 U.S.C. (S) 6921, et seq.; the Toxic Substances Control Act, 15 U.S.C. (S)
                    -- ---
2601, et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C.
      -- ---
(S) 136; the Federal Water Pollution Control Act, 33 U.S.C. (S) 1251, et seq.;
                                                                      -- ---
the Hazardous Materials Transportation Act, 49 U.S.C. (S) 1801, et seq.; the
                                                                -- ---
Federal Solid Waste Disposal Act, 42 U.S.C. (S) 6901, et seq.; the Clean Air
                                                      -- ---
Act, 42 U.S.C. (S) 7401, et seq.; and any other legislation or ordinance of any
                         -- ---
Governmental Authority identified by its terms as pertaining to hazardous substances or waste.

     "Environmental Report" means the Phase I Environmental Site Assessment Final Report prepared for Walsh, Higgins & Company by Skelly and Loy, Inc., dated August 1997.

     "Escrow Agent" means Ticor Title Insurance Company.

     "Existing Loan Documents" means the documents and instruments evidencing or securing the construction loan made to Seller with respect to the Improvements

     "Good and Marketable Title" means fee simple title to the Land and the Improvements insurable by the Title Company at its standard rates on American Land Title Association (ALTA) Owner's Policy Form B-1992 without exception, except for the Permitted Exceptions and standard exceptions (which standard exceptions shall be deleted or insured over at Closing based upon the Seller's affidavit and the Survey).

     "Governmental Authority" means any federal, state, or municipal government, branch, authority, district, agency, court, tribunal, department, officer, official, board, commission or other instrumentality having jurisdiction with respect to the Property or the matter in issue, as the case may be.

     "Hazardous Substances" means petroleum, including crude oil or any fraction thereof, asbestos, polychlorinated biphenyls, and any other substance identified as hazardous substances or hazardous materials in the Environmental Laws.

     "Improvements" means the approximately 81,859 gross square foot office building and related structures, the Site Improvements, and other improvements constructed and to be constructed located on the Land as contemplated by the Plans and Specifications.

     "Inspection Period" means the period from the Effective Date through the date which is thirty (30) days after the Effective Date.

     "Intangible Personal Property" means all intangible personal property owned by Seller and now, or hereafter, located upon the Land or used in connection with the Property, including, without limitation, all (i) tradenames, (ii) logos, (iii) warranties and guaranties given in connection with the construction and repair of the Improvements or the purchase of any Personal Property, and
(iv) certificates of occupancy (or the local equivalents), permits, licenses, approvals and authorizations issued by any Governmental Authority.

     "Land" means that certain tract or parcel of land containing approximately
10.5 acres, located in Susquehanna Township, Dauphin County, Pennsylvania, and being described in Exhibit "A" attached hereto and by reference made a part
                   -----------
hereof.

     "Lease" means that certain Build to Suit Office Lease Agreement between Seller and Tenant (and joined in by Walsh, Higgins & Company) dated as of September 26, 1997, as amended by Amendment No. 1 to Build-to-Suit Lease Agreement dated September 15, 1998.

     "Lease Guaranty" means that certain Guaranty dated September 26, 1997, executed by Vanguard in favor of Seller as "Landlord" under the Lease.

     "Leasing Agents" means Svatos/Larson, Ball & Gould, Inc. in cooperation with Gelcor Realty, Inc.

     "Permitted Exceptions" means the exceptions listed on Exhibit "E" attached
                                                           -----------
hereto and by reference made a part hereof and any Title Objections to which Purchaser fails to object or which Purchaser waives pursuant to Paragraph 8 hereof.

     "Personal Property" means all tangible personal property owned by Seller and now, or hereafter, located upon the Land or used in connection with the ownership, operation, management or maintenance of the Property, including, without limitation, all machinery, apparatus, equipment, engines, motors, appliances, office equipment, furniture, coverings, blinds, curtains, vehicles, accessories, and the property described on Exhibit "F" attached hereto and by
                                           -----------
reference made a part hereof.

     "Plans and Specifications" means those certain working drawings, plans and specification described on Exhibit "G" attached hereto and by reference made a
                           -----------
part hereof.

     "Project" means the Building, the Tenant Improvements and the Site Improvements, collectively.

     "Property" means, collectively, the Real Estate, the Personal Property, and the Intangible Property.

     "Punch List Items" means the details of construction, decoration, landscaping and mechanical adjustment which remain to be performed or completed after substantial completion of the Project in accordance with the Plans and Specifications and which, in the aggregate, are minor in character and do not and will not interfere with Tenant's use or enjoyment of the Project, as determined by the Architect.

     "Purchase Price" means the amount which Purchaser shall pay to consummate the purchase and sale of the Property as provided in Paragraph 4 of this Agreement.

     "Real Estate" means (i) the Land, (ii) the Improvements, and (iii) all rights, members, rights-of-way, easements, mineral rights, privileges, options, leases, licenses, and appurtenances in any manner belonging to, or pertaining to, the Land and the Improvements.

     "Service Contracts" means the contracts entered into by or on behalf of Seller for the maintenance and operation of the Property, as listed on Exhibit
                                                                       -------
"H" attached hereto and by reference made a part hereof.
---

     "Site Improvements" means the surface level parking facilities, sufficient to accommodate approximately 371 automobiles, any and all on and off-site road improvements, walkways, complete utilities and drainage systems, landscaping work, exterior lighting, ground-mounted signs and other site improvements to be constructed and installed and upon the Land pursuant to the Plan and Specifications, the Lease and the Permitted Exceptions.

     "Specialty Space" means the so called Display Area, Learning Center/White Coats Room and Network Services Center located on the second floor of the Building, containing not more than 4,750 square feet of usable area in the aggregate, and as to which Seller and Tenant have agreed in writing that Tenant, and not Seller, is responsible for the completion of tenant improvements therein at Tenant's cost.

     "Tenant" means Pennsylvania Cellular Telephone Corp., a North Carolina corporation.

     "Lease Amendment" means the amendment to the Lease to be executed by Tenant with respect to the Lease, as provided in Paragraph 10(d) hereof, such amendment to be in the form attached hereto as Exhibit "D" and incorporated herein by this
                                     -----------
reference.

     "Tenant Improvements" means all improvements constructed and to be constructed by the "Landlord" under the Lease on or within the Building for use or operation by the Tenant under or pursuant to the Lease, including the "Initial Interior Build-Out" (as defined in the Lease) but excluding the "Tenant Work" (as defined in the Lease) to be performed by Tenant.

     "Title Commitment" means a title insurance commitment issued by the Title Company for issuance to Purchaser, at regular rates, of an owner's policy of title insurance in accordance with American Land Title Association (ALTA) Owner's Policy Form B-1992 pursuant to which Purchaser's Good and Marketable Title to the Real Estate shall be insured in the amount of the Purchase Price upon the Closing. Such Title Commitment shall include coverage against matters of survey (other than the matters disclosed on the as-built survey to be obtained by Seller as provided herein) and a commitment to provide affirmative title insurance coverage for all easements, if any, appurtenant to the Land and/or Improvements, and such Title Commitment will provide assurance that the Owner's Policy issued pursuant thereto will include a comprehensive endorsement, assurance of lack of encroachments (PA endorsement 301), assurance that the Owner's Policy will describe the same Land as that set forth in the as-built survey to be obtained by Seller as provided herein and assurance that the Land abuts upon and has access to Interstate Drive, a publicly dedicated street.

     "Title Company" means Ticor Title Insurance Company.

     "Title Objection" and Title Objections mean any mortgages, deeds of trust, deeds to secure debt, liens, financing statements, security interests, easements, leases, restrictive covenants, agreements, options, claims, clouds, encroachments, rights, taxes, assessments, mechanics' or materialmen's liens (inchoate or perfected), liens for federal or state estate or inheritance taxes and other encumbrances of any nature whatsoever, whether existing of record or otherwise, together with any and all matters of any kind or description, including, without limitation, matters of survey and any litigation or other proceedings affecting Seller and which affect title to the Real Estate or the right, power and authority of the Seller to convey Good and Marketable Title to the Real Estate to Purchaser in accordance with the terms of this Agreement, other than the exceptions listed on Exhibit "E" attached hereto and by reference
                                    -----------
made a part hereof.

     "Vanguard" means Vanguard Financial Corporation, a North Carolina corporation.

     "Warranties" means all warranties and guaranties relating to the construction, operation, maintenance, repair, and use of the Improvements and Personal Property.

     2.  Purchase and Sale of Property. Subject to and in accordance with the
         -----------------------------
terms and provisions of this Agreement, Seller hereby agrees to sell the Property to Purchaser and Purchaser hereby agrees to purchase the Property from Seller.

     3.  Earnest Money. Within two (2) business days after the full execution
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of this Agreement, Purchaser shall deliver to Escrow Agent, whose offices are at
203 North LaSalle Street, Suite 1390, Chicago, Illinois 60601, Purchaser's
check, payable to Escrow Agent, in the amount of Two Hundred Fifty Thousand and No/100 ($250,000.00) (the "Earnest Money"), which Earnest Money shall be held and disbursed by Escrow Agent pursuant to a written Escrow Agreement and Escrow Instructions, copies of which are attached hereto as Exhibit "B" and by this
                                                     -----------
reference made a part hereof. The Earnest Money shall be paid by Escrow Agent to Seller at Closing (as hereinafter defined) and shall be applied as a credit to the Purchase Price (as hereinafter defined). All interest and other income from time to time earned on the Earnest Money shall belong to Purchaser and shall be disbursed to Purchaser at any time or from time to time as Purchaser shall direct Escrow Agent, all as provided in the

Escrow Agreement. In no event shall such interest or other income be deemed a part of the Earnest Money.

     4.  Purchase Price. Subject to adjustment and credits as otherwise
         --------------
specified in this Agreement, the purchase price (the "Purchase Price") to be paid by Purchaser to Seller for the Property shall be Twelve Million Two Hundred Ninety-One Thousand Two Hundred and No/100 Dollars ($12,291,200.00). The amount of the Purchase Price has been determined by Seller and Purchaser based upon the assumption that the annual Base Rent (as defined in the Lease) payable by the Tenant under the Lease for the first ten (10) Lease Years (as defined in the Lease) shall be in the amounts set forth on Exhibit "L" attached hereto and by
                                            -----------
reference made a part hereof. At the Closing, Purchaser will pay the Purchase Price to Seller by cashier's check or by wire transfer of immediately available federal funds, less the Earnest Money to be paid to Seller at Closing and subject to adjustments and prorations for which provisions are made in this Agreement.

     In the event all Punch List Items have not been completed and/or corrected as of the date of Closing, or in the event the permanent certificates of use or occupancy or their equivalent have not been issued by the appropriate Governmental Authority with respect to the base building and with respect to the space in the Building to be occupied by Tenant, Seller shall deposit with the Title Company in escrow, such portion of the Purchase Price equal to one hundred fifty percent (150%) of the costs and expenses of completing and/or correcting such Punch List Items, and/or obtaining such permanent certificates of occupancy, as reasonably estimated by the Architect. The amount of the Purchase Price paid by Seller into escrow at Closing shall be paid to Seller by the Title Company upon the completion and/or correction of all such Punch List Items and the receipt by Purchaser of such permanent certificates of occupancy.

     Seller shall deposit $25,000.00 of the Purchase Price in escrow with the Title Company at Closing to ensure Seller's compliance with Landlord's obligation under Section 2.7 of the Lease to use its reasonable commercial efforts to furnish to Tenant three (3) copies of any and all service contracts, warranties, equipment specifications, manufacturer's information and operating instructions in connection with the Initial Improvements (as that term is defined in the Lease), as the same may be reasonably available to Landlord from its suppliers. Such amount of the Purchase Price paid by Seller into escrow at Closing, including all interest accrued thereon, shall be paid to Seller by the Title Company upon Seller's satisfaction of those obligations. Such escrowed amount, including all interest accrued thereon, shall be paid by Title Company to Purchaser on the date which is five (5) months after the Closing if Seller fails prior to such date to satisfy those delivery obligations.

     In the event any "Scope Change" or "Scope Changes" (as such terms are defined in the Lease) shall have occurred and shall have resulted in one or more written "Change Orders" (as defined in the

Lease) having the effect (as certified by Seller and acknowledged by Tenant, each in writing) of increasing or decreasing the Base Rent payable by the Tenant as provided in Section 2.4 of the Lease, the Purchase Price shall be adjusted as follows: In the event the Base Rent (as defined in the Lease) shall decrease as a result of the Change Orders, the Purchase Price shall decrease by an amount equal to the quotient derived by dividing the amount of such decrease in the annual Base Rent for the first Lease Year (as defined in the Lease) by .10125. In the event the Base Rent shall increase as a result of Change Orders, the Purchase Price shall increase by an amount equal to the quotient derived by dividing the amount of such increase in the annual Base Rent for the first Lease Year by .10125; provided, however, in no event shall the Purchase Price be so increased by more than $72,125.93.

     5.  Purchaser's Inspection and Review Rights. Commencing on the Effective
         ----------------------------------------
Date of this Agreement and continuing through the Inspection Period, upon at least one (1) full day prior verbal notice to Seller in each case, Purchaser and its agents, engineers, or representatives, with Seller's cooperation, shall have the privilege of going upon the Property as needed to inspect, examine, test, and survey the Property at all reasonable times and from time to time. Such privilege shall include the right to make borings and other tests to obtain information necessary to determine surface and subsurface conditions, provided that such activities do not materially interfere with the business operations of the Tenant on the Property. Purchaser shall also have the right following the Inspection Period to conduct a pre-closing inspection of the Property. Purchaser hereby agrees to hold Seller harmless from any liens, claims, liabilities, and damages incurred through the exercise of such privilege granted in this Paragraph 5 (but excluding any liability arising out of the existing environmental condition of the Property and excluding any claims arising out of a release of existing or in-place Hazardous Substances on or under the Property unless caused by the negligence of Purchaser or its agents, engineers or representatives), and Purchaser further agrees to repair any damage to the Property caused by the exercise of such privilege (excluding any damage arising out of a release of existing or in-place Hazardous Substances on or under the Property unless caused by the negligence of Purchaser or its agents, engineers or representatives). Purchaser's obligations under the preceding sentence shall survive the Closing and any termination of this Agreement. Within three (3) days after the Effective Date of this Agreement, to the extent not already provided to Purchaser, Seller shall provide to Purchaser complete copies of all Service Contracts, if any, copies of all existing environmental reports (including the Environmental Report), wetlands reports, soil reports and other reports from any tests and studies obtained by Seller or any affiliate of Seller, evidence of the existing zoning of the Land (including a zoning letter from the appropriate jurisdiction and a copy of the zoning ordinance), evidence of satisfaction of subdivision requirements, if any, copies of property tax assessments and property tax bills for the Property for the period of Seller's ownership, evidence of availability of all required utilities, a copy of the written approval of the Plans and Specifications by the Committee under the Declaration, copies of all permits obtained with respect to the Improvements, a written inventory and listing of the Personal Property and Seller's operating budget with respect to the Property for the 1999 calendar year. In addition, at all reasonable times during the Inspection Period, Seller shall make available to Purchaser, or Purchaser's agents and representatives, at Seller's office in Chicago, Illinois, and for copying at Purchaser's expense, all records and files relating to the acquisition, operation and leasing of the Property, including, without limitation, title matters, tenant files, including correspondence to and from the Tenant, commission agreements, tax bills, warranties and guaranties in effect with respect to the Improvements and Personal Property, plans and specifications, engineering reports and reports of insurance carriers insuring the Property, and other information relating to the Property (but excluding any construction contracts or development budgets relating to the Property). Seller further agrees to in good faith assist and cooperate with Purchaser in coming to a thorough understanding of such records and files relating to the Property as to which access shall be provided as herein required.

     6.  Special Condition to Closing. Purchaser shall have the right during
         ----------------------------
the Inspection Period, on the basis of its investigations, examinations, inspections, market studies, feasibility studies, lease reviews, and tests relating to the Property and the operation thereof, to determine, in Purchaser's sole opinion and discretion, the suitability of the Property for acquisition by Purchaser. Purchaser shall have the right to terminate this Agreement at any time prior to the expiration of the Inspection Period by giving written notice to Seller of such election to terminate. If Purchaser fails to timely terminate this Agreement as provided herein, such termination right under this Paragraph 6 shall be of no further force or effect. In the event Purchaser so elects to terminate this Agreement, Escrow Agent shall pay to Seller from the Earnest Money the sum of Twenty-Five Dollars ($25.00) and the balance of the Earnest Money shall be refunded by Escrow Agent to Purchaser, whereupon, except as expressly provided to the contrary in this Agreement, no party hereto shall have any other or further rights or obligations under this Agreement. Seller acknowledges that the sum of $25.00 is good and adequate consideration for the termination rights granted to Purchaser hereunder.

     7.  General Conditions Precedent to Purchaser's Obligations Regarding the
         ---------------------------------------------------------------------
Closing. In addition to the conditions to Purchaser's obligations set forth in
-------
Paragraph 6 above, the obligations and liabilities of Purchaser hereunder shall in all respects be conditioned upon the satisfaction of each of the following conditions prior to or simultaneously with the Closing, any of which may be waived by written notice from Purchaser to Seller:

          (a) The Completion Date has occurred, and Seller has complied with and otherwise performed each of the covenants and obligations of Seller set forth in this Agreement.

          (b) All representations and warranties of Seller as set forth in this Agreement shall be in all respects true and correct in all material respects as of the date of Closing.

          (c) There has been no adverse change to the title to the Property which has not been cured and the Title Company has issued the Title Commitment on the Real Estate and is prepared to issue to Purchaser upon the Closing a fee simple ALTA owner's title insurance policy on the Real Estate pursuant to the Title Commitment and without exception to matters other than Permitted Exceptions.

          (d) The Tenant shall not be in default (without regard to the expiration of any applicable cure period provided in the Lease with such Tenant) under the terms of the Lease as of the date of Closing.

          (e) Seller shall have obtained an executed Lease Amendment from the Tenant in the form attached hereto as Exhibit "D" and by reference made a
                                           -----------
     part hereof.

          (f) Seller shall have obtained an executed Estoppel Certificate from the Tenant, addressed to Purchaser, in the form attached to the Lease as
     Exhibit 19.9
     thereto, and Seller shall have obtained an executed Guarantor Estoppel Certificate from Vanguard in the form attached hereto as Exhibit "M" and by
                                                              -----------
     reference made a part hereof, each dated no more than thirty (30) days prior to Closing. The Estoppel Certificate from the Tenant shall state the date that the Lease Term commenced and that Tenant has accepted the premises and possession thereof, and the certifications made by the Tenant in such Estoppel Certificate shall not be subject to any material qualifications or exceptions, except that Tenant may make an exception for the Punch List Items with respect to Tenant Improvements which will cost less than $70,000 in order to complete and/or correct and Punch List Items with respect to base building work which will cost less than $30,000 in order to complete and/or correct.

          (g) Seller shall have obtained and delivered to Purchaser the as-built survey which complies with the minimum detail requirements for land title surveys as adopted by the American Land Title Association and American Congress on Surveying and Mapping, adopted in 1992, and the other items described in Paragraph 10(e) below.

In the event Purchaser shall reasonably determine that any of the foregoing conditions have not been satisfied or waived in writing by Purchaser at or prior to the Closing, Purchaser shall have the right to terminate this Agreement by giving written notice of such election to Seller, whereupon the Earnest Money shall be disbursed in the same manner as provided in Paragraph 6 above.

     8.  Title to the Property. Good and Marketable Title to the Real Estate
         ---------------------
shall be conveyed by Seller to Purchaser by Special Warranty Deed, free and clear of all liens, easements, restrictions, and encumbrances whatsoever, excepting only the Permitted Exceptions. Within fifteen (15) days after the Effective Date, Seller shall, at Seller's sole cost and expense, cause the Title Company to deliver to Purchaser a Title Commitment, together with, copies of all documents and instruments referred to therein. Purchaser shall have until the date which is ten (10) days after the receipt of the original such Title Commitment, together with copies of all documents and instruments referred to therein, during which to examine the Title Commitment and such title documents after which Purchaser shall notify Seller of any objections with respect to the form of the Title Commitment or any defects or objections affecting the record marketability of the title to the Property, other than the Permitted Exceptions. If Purchaser fails to give such notice of defects or objections as to any matters disclosed by such Title Commitment, such matters shall be deemed to be additional Permitted Exceptions. Seller shall then have ten (10) days after receipt of such notice of title defects or objections from Purchaser to advise Purchaser in writing which of such title defects or objections Seller does not intend to satisfy or cure; provided, however, Seller hereby agrees that Seller shall satisfy or cure any such defects or objections consisting of taxes, assessments, mortgages (including the Existing Loan Documents), deeds of trust, mechanic's or materialmen's liens or monetary encumbrances willfully caused by Seller. In the event Seller fails to give such written advice to Purchaser within such ten (10) day period, Seller shall be deemed to have agreed to satisfy or cure all such defects or objections set forth in Purchaser's notice. Seller shall have until Closing to satisfy or cure all such defects and objections which Seller agreed (or is deemed to have agreed) to satisfy or cure as provided above. In the event there exist defects or objections which are not required herein to be satisfied or cured by Seller prior to Closing or in the event Seller fails or refuses to cure any defects and objections which are required herein to be satisfied or cured by Seller prior to the Closing, then, at the option of Purchaser, (i) Purchaser may terminate this Agreement by written notice to Seller and Escrow Agent, in which event the Earnest Money shall be immediately refunded to Purchaser, and this Agreement shall be deemed of no force and effect and Purchaser and Seller shall have no further rights, obligations or liabilities hereunder, except as expressly provided herein, (ii) if any such defect or objection is one that Seller agreed (or is deemed to have agreed) to satisfy or cure as provided above, Purchaser may cure such defect or objection, in which event the Purchase Price payable pursuant to Paragraph 4 hereof shall be reduced by an amount equal to the actual cost and expense incurred by Purchaser in connection with the curing of such defect or objection, (iii) Purchaser may accept title to the Property subject to such defects and objections, or (iv) any combination of items (ii) and (iii). In the event Purchaser elects to cure any such defects and objections pursuant to item (ii) hereof, Purchaser at its option, upon giving notice to Seller, may extend the date of Closing until the curing of such defects or objections or thirty (30) days from and after the previously scheduled date of Closing, whichever shall first occur. If any defect or objection shall not have been cured within such period, Purchaser may exercise its option under either item (i) or (iii) hereof. Purchaser and Seller agree that if mechanic's or materialmen's liens in the aggregate amount of less than $150,000.00 shall exist, in lieu of Seller satisfying such liens as required above, Seller may elect to cause the Title Company to provide affirmative insurance coverage to Purchaser with respect to such liens in Purchaser's owner's title insurance policy issued to Purchaser at Closing, and any incremental cost of providing such affirmative insurance coverage shall be paid by Seller at Closing.

     From time to time, Purchaser may request an update to the effective date of the Title Commitment and give notice to Seller of all defects or objections appearing subsequent to the effective date of the Title Commitment (or previous update thereof).

     9.   Representations and Warranties of Seller. Seller hereby makes the
          ----------------------------------------
following representations and warranties to Purchaser:

          (a)  Lease. Seller has delivered to Purchaser a complete and accurate
               -----
     copy of the Lease. The Lease has not been further supplemented or modified or amended, and there are no agreements or commitments between Seller and the Tenant relating to the Property other than as expressly set forth in the Lease. Seller is the "Landlord" under the Lease and owns legal and beneficial title to the Lease and the rents and other income thereunder subject only to the Existing Loan Documents.

          (b)  Lease - Assignment. To the best of Seller's knowledge, the Tenant
               ------------------
     has not assigned its interest in its Lease or sublet any portion of the premises leased to such Tenant under its Lease.

          (c)  Lease - Default. (i) Seller has not received any notice of
               ---------------
     termination or default under the Lease, (ii) to the best of Seller's knowledge, there are no existing or uncured defaults by Seller or by the Tenant under the Lease, (iii) to the best of Seller's knowledge, there are no events which with passage of time or notice, or both, would constitute a default by Seller or by the Tenant under the Lease, and to the best of

     Seller's knowledge Seller has complied with each and every undertaking, covenant, and obligation of Seller under the Lease required to be complied with and/or performed as of the date this representation is made or reaffirmed, as the case may be, (iv) the Tenant has not asserted any defense, set-off, or counterclaim with respect to its tenancy or its obligation to pay rent, additional rent, or other charges pursuant to its Lease, and (v) neither Seller nor the Tenant has the right to terminate the Lease pursuant to Section 1.5 thereof. Further, Tenant has not indicated to Seller either orally or in writing its request or its intent to terminate its Lease prior to the expiration of the term of the Lease or to reduce the size of the premises leased by the Tenant.

          (d)  Lease - Rents and Special Consideration. Except as expressly
               ---------------------------------------
     set forth in the Lease, the Tenant: (i) has not prepaid any rent under the Lease, (ii) is not entitled to receive any rent concession in connection with its tenancy under its Lease, and (iii) does not have any option or other evidence of any right or interest in or to the Property. The sums required to be paid by Seller to the Tenant under Section 2.1 of the Lease were paid in full by Seller to the Tenant prior to delinquency.

          (e)  Lease - Commissions.  No rental, lease, or other commissions with
               -------------------
     respect to the Lease is payable to Seller or any party affiliated with or related to Seller or will be payable to Seller or any party affiliated with or related to Seller in connection with any renewal or extension of the Lease or any expansion of the premises leased by the Tenant. The only commission obligation of Seller with respect to the Lease is set forth in the commission agreement between Seller and Leasing Agents dated September 19, 1997, accepted September 22, 1997, a true and complete copy of which has been provided to Purchaser. Seller has heretofore paid to Leasing Agents $270,000.00 of the commission payable to Leasing Agents under the aforesaid commission agreement and the remaining balance of such commission ($270,000.00) shall be due and payable to Leasing Agents as provided in the aforesaid commission agreement, and shall be paid by Seller at or prior to Closing. Except for the remaining $270,000.00 of the total commission in the amount of $540,000.00 payable by Seller to Leasing Agents as provided in the aforesaid commission agreement, and except as otherwise expressly provided in such commission agreement, no commission obligations currently exist with respect to the Lease or will accrue in the future with respect to the Lease arising out of the acts or agreements of Seller, including any such commission obligations which may result in the future from the exercise by the Tenant thereunder of any right or option in the Lease to extend the term of such Lease or to expand the space leased thereunder. Seller shall and does hereby indemnify and hold harmless Purchaser from and against any claim, whether or not meritorious, for any real estate commission, finder's fee, or like compensation in connection with the Lease or in connection with the exercise by Tenant thereunder of any right or option in the Lease to extend the term of such Lease or to expand the space leased thereunder arising out of any act or agreement by Seller, excepting only such claim by Leasing Agents under the aforesaid commission agreement.

          (f)  Intentionally Omitted.

          (g)  Service Contracts. Complete and accurate copies of all of the
               -----------------
     Service Contracts, if any, will be delivered by Seller to Purchaser as provided in Paragraph 5 hereof. To the best of Seller's knowledge, (i) all such Service Contracts are in full force and effect in accordance with their respective provisions, (ii) all payments required to be made by Seller or the "Owner" thereunder have been paid in full, and (iii) there is no default, or claim of default, or any event which with the passage of time or notice, or both, would constitute a default on the part of any party to any of such Service Contracts. All such Service Contracts are terminable without penalty or obligation to pay any severance or similar compensation on no more than thirty (30) days' notice. Seller agrees to cancel, effective no later than the Closing, any of the Service Contracts specified by Purchaser in a written notice to Seller given at least thirty
     (30) days prior to the Closing. To the best of Seller's knowledge, all Service Contracts are assignable by Seller to Purchaser and no Service Contract prohibits such assignment or provides for any right, claim, or cause of action against Purchaser or the Property upon such assignment. Seller has canceled or will cancel, effective as of the Closing, any agreement in the nature of a management agreement or service contract between Seller and any partner of Seller or any party affiliated with or related to Seller or any partner of Seller.

          (h)  Warranties and Guaranties. Within three (3) days after the
               -------------------------
     Effective Date of this Agreement, Seller shall provide Purchaser with complete and accurate copies of all such warranties and guaranties which are written, which are known by Seller to relate to the Property and which are in the possession or control of Seller.

          (i)  No Other Agreements. Other than the Lease, the Existing Loan
               -------------------
     Documents, the Architect's Agreement, the Construction Agreements, the Service Contracts, and the Permitted Exceptions, there are no leases, contracts, service contracts, management agreements, or other agreements or instruments in force and effect, oral or written, as to which Seller or any affiliate of Seller is a party, that grant to any person whomsoever or any entity whatsoever any right, title, interest or benefit in or to all or any part of the Property, any rights to acquire all or any part of the Property or any rights relating to the development, use, operation, management, maintenance, or repair of all or any part of the Property.

          (j)  No Litigation. There are no actions, suits, or proceedings
               -------------
     pending, or to the best of Seller's knowledge threatened by any organization, person, individual, or governmental agency against Seller with respect to the Property or against the Property, nor does Seller know of any basis for such action. Seller also has no knowledge of any pending or threatened application for changes in the zoning applicable to the Property or any portion thereof.

          (k)  Condemnation. No condemnation or other taking by eminent domain
               ------------
     of the Property or any portion thereof has occurred and, to the best of Seller's knowledge, there are no pending or threatened condemnation or eminent domain proceedings (or proceedings in the nature or in lieu thereof) affecting the Property.

          (l)  Proceedings Affecting Access. There are no pending or, to the
               ----------------------------
     best of Seller's knowledge, threatened proceedings that could have the effect of impairing or restricting access between the Property and adjacent public roads.

          (m)  No Roll-Back Taxes. To the best of Seller's knowledge, the
               ------------------
     has not been classified under any designation authorized by law to obtain a special low ad valorem tax rate or to receive a reduction, abatement or deferment of ad valorem taxes which, in such case, will result in additional, catch-up or roll-back ad valorem taxes in the future in order to recover the amounts previously reduced, abated or deferred.

          (n)  No Assessments. To the best of Seller's knowledge, no special
               --------------
     assessments have been made against the Property, whether or not they have become liens, and all impact fees, permit fees, storm drainage area fees, sewer connection fees, exactions or similar charges or sums payable as result of the construction of the Improvements have been paid in full or will be paid in full prior to the Closing.

          (o)  Permits. Seller has obtained all licenses, permits and approvals
               -------
     required to be obtained from Governmental Authorities in order to construct and install the Project, and to the best of Seller's knowledge, the Project has been constructed in compliance with all such licenses, permits and approvals.

          (p)  Plans and Specifications. The Plans and Specifications are
               ------------------------
     consistent with and include all of the "Final Plans" (as defined in the Lease) and have been approved in writing by the Tenant as provided in
     Section 2.2 of the Lease. To the best of Seller's knowledge, the Plans and Specifications comply with the requirements of the Lease, including the standards applicable to the Final Plans set forth in Section 2.2 of the Lease.

          (q)  Conditions of Improvements. Seller is not aware of any
               --------------------------
     structural or other defects, latent or otherwise, in the Improvements, except for Punch List Items. The heating, ventilating, air conditioning, electrical, plumbing, water, elevator, roofing, storm drainage and sanitary sewer systems at or servicing the Land and Improvements are, to the best of Seller's knowledge, in good condition and working order and Seller is not aware of any defects or deficiencies, latent or otherwise, therein, except for Punch List Items. Except for Punch List Items, to the best of Seller's knowledge, the Improvements have been constructed and installed in accordance with the Plans and Specifications and the requirements and conditions of all governmental permits applicable thereto and any private restrictive covenants affecting the Property.

          (r)  Compliance With Governmental Requirements. To the best of
               -----------------------------------------
     Seller's knowledge, there are no violations of law, municipal or county ordinances, or other legal requirements with respect to the Property, and the Improvements and Tenant Improvements, when construction thereof is completed in accordance with the Plans and Specifications, will comply with
     (i) all applicable legal requirements with respect to the construction thereof, including, without limitation, the Americans with

     Disabilities Act, and (ii) the Permitted Exceptions. The Property is currently zoned in a classification such as will permit the operation of the Property for the uses thereof permitted in the Lease, and the conditions, if any, to the granting of the zoning of the Property have been satisfied. To the best of Seller's knowledge, the Property is not located in a wetland area or in a designated or recognized flood plain, flood plain district, flood hazard area or area of similar characterization.

          (s)  Declaration. Seller has obtained the written approval of the
               -----------
     Plans and Specifications by the Architectural Control Committee established under the Declaration, and to the best of Seller's knowledge, no other approvals are required to be obtained under the Declaration in connection with the Project. To the best of Seller's knowledge, the Plans and Specifications comply with all requirements of the Declaration, including without limitation, requirements relating to design, color scheme, setbacks, landscaping, floor area ratios, building heights, signs, sewer systems, water drainage, and irrigation. Seller has not received any notice, and Seller is not aware, of any default by Seller or with respect to the Property or any event, or occurrence which, with the giving of notice or lapse of time, or both, would result in a default of Seller or with respect to the Property under the Declaration. Seller has paid all fees with respect to the review and approval of the Plans and Specifications under Article II, Section 4 of the Declaration. Seller has not joined in or consented to any modification or amendment to the Declaration that is not recorded in the Dauphin County, Pennsylvania Recorder's office, and to the best of Seller's knowledge, the Declaration has not been modified or amended other than by a document that is of record in the Dauphin County, Pennsylvania Recorder's office.

          (t)  Utilities. All utilities necessary for the use of the Property
               ---------
     by the Tenant, including water, sanitary sewer, storm sewer, natural gas, electricity, and telephone, are installed in accordance with the Plans and Specifications and are currently operational, and such utilities either enter the Property through adjoining public streets, or, if they pass through adjoining private land, do so in accordance with valid public easements or private easements which inure to the benefit of the Property.

          (u)  Existing Surveys. Seller has heretofore delivered to Purchaser
               ----------------
     the most current boundary survey of the Land in the possession or control of Seller.

          (v)  Initial Utility Charges. All installation and connection charges
               -----------------------
     for utilities serving the Property have been paid in full or will be paid in full prior to the Closing.

          (w)  Employees. There are no employment, collective bargaining, or
               ---------
     agreements or arrangements between Seller and any of its employees or others which will be binding on Purchaser or any of Purchaser's successors in title.

          (x)  Authorization. Seller is a duly organized and validly existing
               -------------
     limited partnership under the laws of the Commonwealth of Pennsylvania. This Agreement has been duly authorized and executed on behalf of Seller, all necessary action on the part of Seller to authorize the transactions herein contemplated has been taken, and no further action is necessary for such purpose, and this Agreement constitutes the valid and binding agreement of Seller, enforceable in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting generally the enforcement of creditor's rights. Neither the execution and delivery of this Agreement nor the consummation of the transaction contemplated hereby will (i) be in violation of Seller's partnership agreement, (ii) conflict with or result in the breach or violation of any law, regulation, writ, injunction or decree of any court or governmental instrumentality applicable to Seller, or (iii) constitute a breach of any evidence of indebtedness or agreement of which Seller is a party or by which Seller is bound.

     (y)  Seller Not a Foreign Person.  Seller is not a "foreign person" which
          ---------------------------
     would subject Purchaser to the withholding tax provisions of Section 1445 of the Internal Revenue Code of 1986, as amended.


At Closing, Seller shall reaffirm to Purchaser that all such representations and warranties of Seller in this Agreement remain true and correct as of the date of the Closing, except for any changes in any such representations or warranties that occur and are disclosed by Seller to Purchaser expressly and in writing at any time and from time to time prior to Closing upon their occurrence, which disclosures shall thereafter be updated by Seller to the date of Closing. If there is any change in any representations or warranties and Seller does not cure or correct such changes prior to Closing, then Purchaser may, at Purchaser's option, (i) close and consummate the transaction contemplated by this Agreement, except that after such closing and consummation Purchaser shall have the right to seek actual monetary damages from Seller for any such changes willfully caused by Seller or any such representations or warranties willfully breached by Seller, or (ii) terminate this Agreement by written notice to Seller, whereupon the Earnest Money shall be immediately returned to Purchaser, and thereafter the parties hereto shall have no further rights or obligations hereunder, except only (1) for such rights or obligations that, by the express terms hereof, survive any termination of this Agreement and (2) that Purchaser shall have the right to seek actual monetary damages from Seller for any changes in such representations and warranties willfully caused by Seller or any such representations and warranties willfully breached by Seller. Purchaser shall not have the right to seek or recover consequential damages arising from Seller's breach or default under this Agreement. As used herein, the term "to the best of Seller's knowledge" or similar phrase shall mean the actual knowledge of Tim McEnery, Gerald A. Pientka, Robert McCormick and Dennis Shaw.

     10.  Seller's Additional Covenants.  Seller does hereby further covenant
          -----------------------------
and agree as follows:

          (a)  Operation of Property.  Seller hereby covenants that, from the
               ---------------------
     Effective Date of this Agreement up to and including the date of Closing, Seller shall: (i) not negotiate with any third party respecting the sale of the Property or any interest therein, (ii) except for the Lease Amendment, not modify, amend, or terminate the Lease without the prior written consent of Purchaser, (iii) not enter into any new service contract or other agreement respecting the Property without the prior written consent of Purchaser, (iv) not waive any rights of Seller under the Lease or any

     Service Contract, (v) not voluntarily grant or otherwise create or consent to the creation of any easement, restriction, lien, assessment, or encumbrance respecting the Property, without the prior written consent of Purchaser, (vi) neither transfer nor remove any personal property or fixtures from the Property except for purposes of replacement thereof, in which case such replacements shall be properly installed and shall be comparable in quality to the items being replaced, and (vii) continue to use all commercially reasonable efforts to cause the Completion Date to occur within the time period contemplated by this Agreement.

          (b)  Completion of Construction.  Seller shall, from and after the
               --------------------------
     Effective Date of this Agreement to the date of Closing (and thereafter if not completed as of the date of Closing), continue to prosecute the completion of the Punch List Items in accordance with the Plans and Specifications with all due diligence.

          (c)  Preservation of Lease.  Seller shall, from and after the
               ---------------------
     Effective Date of this Agreement to the date of Closing, use commercially reasonable efforts to perform and discharge all of the duties and obligations and otherwise comply with every covenant and agreement of the landlord under the Lease, at Seller's expense, in the manner and within the time limits required thereunder. Furthermore, Seller shall, for the same period of time, use diligent and good faith efforts to cause the Tenant under the Lease to perform all of its duties and obligations and otherwise comply with each and every one of its covenants and agreements under the Lease. Seller's obligations under Section 2.7 of the Lease to (1) assign and transfer to Tenant, after the conclusion of the Initial Improvements Warranty Period, all assignable (without cost to Landlord or Contractor) warranties then in effect which were given to Landlord or Contractor in the first instance and (2) use its reasonable commercial efforts to furnish to Tenant three (3) copies of any and all service contracts, warranties, equipment specifications, manufacturer's information and operating instructions in connection with the Initial Improvements (as that term is defined in the Lease), as the same may be reasonably available to Landlord from its suppliers, shall survive the Closing. Seller will deliver to Purchaser copies of the documents delivered to Tenant pursuant to the terms of this paragraph.

          (d)  Lease Amendment.  Prior to Closing, Seller shall use commercially
               ---------------
     reasonable efforts to obtain and deliver to Purchaser a fully completed Lease Amendment with respect to the Lease in the form attached hereto as Exhibit "D" and by this reference made a part hereof, duly executed by the
     -----------
     Tenant, Seller and the "Contractor" thereunder. Contractor agrees to join in such Lease Amendment.

          (e)  As-Built Survey.  Seller agrees to obtain at Seller's cost and
               ---------------
     deliver to Purchaser, after the Improvements have been substantially completed, and prior to the Closing, an as-built survey of the Real Estate prepared for and certified to Purchaser and the Title Company by a registered land surveyor approved by Purchaser, which approval shall not be unreasonably withheld. The as-built survey shall be dated not earlier than one (1) month prior to the Closing. Seller shall use commercially reasonable efforts to cause the surveyor to prepare the as-built survey in compliance with the minimum detail requirements for land title surveys as adopted by the

     American Land Title Association and American Congress on Surveying and Mapping, adopted in 1992, and in a manner so as to show the following items, whether covered by the foregoing minimum detail requirements or not:

               (i) The political subdivision, county, and such other notations as will accurately describe the property surveyed.

               (ii)   All courses and distances of the boundaries of the Land.

               (iii) The location of all Improvements (including measured dimensions) on the Land with the dimensions in relation to lot and building lines. If any applicable restrictions, recorded plats, or zoning ordinances require a building to be set back specified distances from streets or property lines, the as-built survey must show measured distances from said building to said streets or lines.

               (iv) The location of all rights-of-way, water courses, drains, sewers, utility easements, driveways, or roads which serve the Real Estate or to which the Real Estate is subject.

               (v) The names and widths of streets with the distance from the nearest corner to the beginning point of Land surveyed.

               (vi) The total acreage or square foot area of the Land and the location and number of paved parking spaces.

               (vii)  The names of adjoining owners on all sides of the Land.

               (viii) Certification by the surveyor that the real property, as shown and described in the as-built survey, does not constitute an illegal subdivision of land under applicable county or city ordinances.

               (ix) Certification as to whether or not the Land lies within a flood zone as determined by the United States Department of Housing and Urban Development. If the Land lies within a flood zone, the certification should reflect the flood zone classification.

          (f)  Tenant and Guarantor Estoppel Certificates.   Within thirty (30)
               ------------------------------------------
days prior to Closing, Seller shall obtain and deliver to Purchaser a fully executed Estoppel Certificate from the Tenant, addressed to Purchaser, in the form attached to the Lease as Exhibit 19.9 thereto and a fully executed Guarantor Estoppel Certificate from Vanguard in the form attached hereto as Exhibit "M" and by reference made a part hereof.
-----------

          (g)  Insurance.  From and after the date of this Agreement to the
               ---------
date and time of Closing, Seller shall maintain all-risk or special form property insurance covering the Improvements on the Property in the amount of the full insurable value thereof, together with loss of rent insurance for a period of not less than six (6) months.

     11.  Closing.  Provided that all of the conditions set forth in this
          -------
Agreement are theretofore fully satisfied or performed, it being fully understood and agreed, however, that Purchaser may waive expressly and in writing, at or prior to Closing, any conditions that are unsatisfied or unperformed at such time, the consummation of the sale by Seller and purchase by Purchaser of the Property (herein referred to as the "Closing") shall be held on or before the date which is seven (7) business days after the later of (i) the Completion Date or (ii) the expiration of the Inspection Period, at an office in either Susquehanna Township or Harrisburg, Pennsylvania, at such specific office, and at such specific time and date as shall be mutually agreed upon by Purchaser and Seller prior to Closing. In the event Seller and Purchaser fail to mutually agree upon the date, time and place for Closing, the Closing shall occur at 1:30 p.m. on the last date for such Closing as provided above, at the office of The Sentinel Agency, Inc., the agent for the Title Company, at 3003 North Front Street, Harrisburg, Pennsylvania 17110. In the event Seller shall fail to cause the Completion Date to occur prior to January 25, 1998, this Agreement shall automatically terminate and the Earnest Money shall be immediately returned to Purchaser, and unless such failure is due to the default or breach by Seller of its obligations hereunder, the parties shall have no further obligations or liabilities hereunder, except for such obligations or liabilities which expressly survive the termination of this Agreement. The final date for Closing as provided in this Paragraph 11 is subject to extension as provided in Paragraph 30 below.

     12.  Seller's Closing Documents.  For and in consideration of, and as a
          --------------------------
condition precedent to Purchaser's delivery to Seller of the Purchase Price described in Paragraph 4 hereof, Seller shall obtain or execute, at Seller's expense, and deliver to Purchaser at Closing the following documents (all of which shall be duly executed, acknowledged, and notarized where required and shall survive the Closing):

          (a)  Deed.  A Special Warranty Deed conveying to Purchaser Good and
               ----
     Marketable Title to the Real Estate, together with all rights, members, easements, and appurtenances thereof, subject only to the Permitted Exceptions. The legal description set forth in the Special Warranty Deed shall be identical to Exhibit "A" attached hereto. In the event the as-
                           -----------
     built survey of the Real Estate obtained by Seller as provided in Paragraph 10(e) hereof shall differ from the legal description set forth on Exhibit
                                                                       -------
     "A" hereto, Seller shall execute and deliver to Purchaser a quitclaim deed
     ---
     containing a legal description based upon such as-built survey;

          (b)  Bill of Sale.  A Bill of Sale conveying to Purchaser title to
               ------------
     the  Personal Property in the form and substance of Exhibit "I" attached
                                                         -----------
     hereto and by this reference made a part hereof;

          (c)  Blanket Transfer.  A Blanket Transfer and Assignment in the
               ----------------
     form and substance of Exhibit "J" attached hereto and by this reference
                           -----------
     made a part hereof;

          (d)  Assignment and Assumption of Lease.  An Assignment and
               ----------------------------------
     Assumption of Lease in the form and substance of Exhibit "K" attached
                                                      -----------
     hereto and by this reference made a part hereof, assigning to Purchaser all of Seller's right, title, and interest in and to the Lease and the rents thereunder (provided that the form of such Assignment and Assumption of Lease is subject to modification as provided in Paragraph 30 below);

          (e)  Seller's Certificate.  A certificate evidencing the
               --------------------
     reaffirmation of the truth and accuracy of Seller's representations, warranties, and agreements set forth in Paragraphs 9 and 20 hereof;

          (f)  Estoppel Certificates.  A fully completed Estoppel Certificate
               ---------------------
     with respect to the Lease, addressed to Purchaser, in the form attached to the Lease as an exhibit thereto, duly executed by the Tenant thereunder, and a fully completed Guarantor Estoppel Certificate with respect to the Guaranty in the form attached hereto as Exhibit "M" and by reference made
                                             -----------
     a part hereof, duly executed by Vanguard. In the event Seller is unable to obtain the Tenant Estoppel Certificate and Guarantor Estoppel Certificate with respect to the Lease and Guaranty, respectively, and if Purchaser's elects to waive the conditions set forth in Paragraph 7(f) hereof and proceed to Closing, Seller shall make a written representation and warranty to Purchaser at Closing with respect to the factual matters set forth in the form of such Estoppel Certificates;

          (g)  FIRPTA Certificate.  An executed affidavit that Seller is not a
               ------------------
     foreign entity in accordance with the provisions of Section 1445 of the Internal Revenue Code of 1986, as amended;

          (h)  Surveys and Plans.  Such surveys, site plans, plans and
               -----------------
     specifications, and other matters relating to the Property as are described in subparagraph (a) of the Blanket Transfer and Assignment and are in the possession or control of Seller;

          (i)  Lease.  An original executed counterpart of the Lease and the
               -----
     Lease Guaranty;

          (j)  Service Contracts.  An original executed counterpart of each
               -----------------
     Service Contract;

          (k)  Construction Expense Statements.  Statements, certified to be
               -------------------------------
     complete and accurate by Seller, of construction expenses and other expense information required in order to compute any adjustments to annual Base Rent under the Lease;

          (l)  Corporate Resolution.  A copy of a resolution of the Board of
               --------------------
     Directors each corporate general partner of Seller, certified by the Secretary or Assistant Secretary of such corporate general partner of Seller to be in force and unmodified as of the date and time of Closing, authorizing the execution and delivery of documents required hereunder, and a certificate of incumbency designating the signatures of the officers or members of such corporate general partner of Seller who are to execute and deliver all such documents on behalf of such corporate general partner of Seller;

          (m)  Partnership Consent.   A certified consent to this Agreement, the
               -------------------
      transactions contemplated herein, and the execution and delivery of the documents required hereunder, signed by all partners of Seller;

          (n)  Keys and Records.  Any keys to any doors or locks on the
               ----------------
     Property in the possession or control of Seller and the original tenant files and other books and records relating to the operation, management, repair and maintenance of the Property in Seller's possession or control;

          (o)  Tenant Notice.  Notice from Seller to the Tenant of the sale of
               -------------
     the Property to Purchaser in such form as Purchaser and Seller shall reasonably approve;

          (p)  Settlement Statement.  A settlement statement setting forth the
               --------------------
     amounts paid by or on behalf of and/or credited to each of Purchaser and Seller pursuant to this Agreement;

          (q)  Construction Plans.  Seller's construction plans, including but
               ------------------
     not limited to the Plans and Specifications and any and all other surveys, plans and specifications for engineering, architectural, landscaping, electrical, civil, sewage, storm water, drainage or elevations, or any combination thereof with respect to the Land or Improvements thereon or both Land and Improvements;

          (r)  Certificates of Occupancy.  Original certificates of occupancy
               -------------------------
     for all space within the Improvements, unless such originals are required to be (and are) posted in the Building;

          (s)  Warranties. The originals of all Warranties issued with respect
               ----------
     to the Project or required to be issued with respect to the Project pursuant to the Plans and Specifications;

          (t)  Indemnity by Walsh, Higgins & Company. An Indemnification
               -------------------------------------
     substance of Agreement duly executed by Walsh, Higgins & Company in the form and Exhibit "N" attached hereto and by reference made a part hereof.
              -----------
     Walsh, Higgins & Company joins in this Agreement solely for the purpose of agreeing to execute and deliver such Indemnification Agreement at the Closing;

          (u)  Lien Waiver by Leasing Agents.  A written acknowledgment by
               -----------------------------
     Leasing Agents that they have been paid in full the entire leasing commission in the amount of $540,000.00 payable to Leasing Agents under the commission agreement relating to the Lease and waiving and releasing any lien or claim or right to a lien for such commission; and

          (v)  Other Documents.  Such other documents as are customarily and
               ---------------
     reasonably required by the Title Company, including an owner's affidavit.

     13.  Purchaser's Closing Documents.  Purchaser shall obtain or execute, at
          -----------------------------
Purchaser's expense, and deliver to Seller at Closing the following documents, all of which shall be duly executed and acknowledged where required and shall survive the Closing:

          (a)  Assignment and Assumption of Lease.  The Assignment and
               ----------------------------------
     Assumption of Lease in the form and substance of Exhibit "K" attached
                                                      -----------
     hereto (provided that the form of such Assignment and Assumption of Lease is subject to modification as provided in Paragraph 30 below);

          (b)  Blanket Transfer.  A Blanket Transfer and Assignment in the form
               ----------------
      and substance of Exhibit "J" attached hereto;
                       -----------

          (c)  Settlement Statement.  A settlement statement setting forth the
               --------------------
      amounts paid by or on behalf of and/or credited to each of Purchaser and Seller pursuant to this Agreement;

          (d)  Corporate Resolution.  A copy of a resolution of the Board of
               --------------------
     Directors any corporate general partner of Purchaser, certified by the Secretary or Assistant Secretary of such corporate general partner of Purchaser to be in force and unmodified as of the date and time of Closing, authorizing the execution and delivery of documents required hereunder, and a certificate of incumbency designating the signatures of the officers of such corporate general partner of Purchaser who are to execute and deliver all such documents on behalf of such corporate general partner of Purchaser; and

          (e)  Other Documents.  Such other documents as are customarily and
               ---------------
     reasonably required by the Title Company.

     14.  Closing Costs.  Seller shall pay the cost of obtaining the Title
          -------------
Commitment, including the cost of the examination of title to the Property made in connection therewith, the cost of the as-built survey obtained by Seller as provided in Paragraph 10(e) hereof, fifty percent (50%) of the cost of any transfer or documentary tax imposed by the Commonwealth of Pennsylvania or any county or municipality upon the conveyance of the Property pursuant hereto, the escrow fees charged by the Title Company for serving as escrow agent with respect to the portion of the Purchase Price deposited with Title Company to assure completion of the Punch List Items and obtaining permanent certificates of occupancy for the Building and the tenant space as provided in Paragraph 4 hereof, and assuring the performance by Seller of its obligations regarding the transfer of warranties to Purchaser and satisfaction of certain delivery obligations under Section 2.7 of the Lease as provided in Paragraph 4 hereof, the attorneys' fees of Seller, and all other costs and expenses incurred by Seller in closing and consummating the purchase and sale of the Property pursuant hereto. Purchaser shall pay the recording fees on the Special Warranty Deed (and quitclaim deed if required pursuant to Paragraph 12[a] hereof) of the Property from Seller to Purchaser to be recorded in connection with this transaction, the premium for Purchaser's owner's policy of title insurance and any endorsements thereto (but excluding any incremental cost for providing affirmative insurance coverage with respect to any mechanic's or materialmen's liens), fifty percent (50%) of the cost of any transfer or documentary tax imposed by the Commonwealth of Pennsylvania or any county or municipality upon the conveyance of the Property pursuant hereto, the attorneys' fees of Purchaser, and all other costs and expenses incurred by Purchaser in closing and consummating the purchase and sale of the Property pursuant hereto.

     15.  Prorations.  The following items shall be prorated and/or credited
          ----------
between Seller and Purchaser as of Midnight preceding the date of Closing:

          (a)  Rents.  Rent, additional rent, operating costs, and other
               -----
     income of the Property (other than security deposits) collected by Seller from the Tenant for the month of Closing. Purchaser shall also receive a credit against the Purchase Price payable by Purchaser to Seller at Closing for any rent or other sums (not including security deposits) prepaid by the Tenant for any period following the month of Closing, or otherwise. Purchaser shall receive a credit against the Purchase Price payable by Purchaser to Seller at Closing for the total sum of all security deposits paid by the Tenant under the Lease and not theretofore applied to delinquent rent and other charges payable by the Tenant. Seller hereby acknowledges that Purchaser shall not be legally responsible to Seller for the collection of any uncollected rent or other income under the Lease that is past due or otherwise due and payable as of the date of Closing. Purchaser agrees that if (i) the Tenant is in arrears on the date of Closing in the payment of rent or other charges under such Tenant's Lease, and (ii) upon Purchaser's receipt of any rental or other payment from such Tenant, such Tenant is, or after application of a portion of such payment will be, current under the Lease in the payment of all accrued rental and other charges that become due and payable on the date of Closing or thereafter and in the payment of any other obligations of the Tenant to Purchaser, then Purchaser shall refund to Seller, out of and to the extent of the portion of such payment remaining after Purchaser deducts therefrom any and all sums due and owning it from such Tenant from and after the date of Closing, an amount up to the full amount of any arrearage existing on the date of Closing.

          (b)  Property Taxes.  Unless the Tenant is obligated under the Lease
               --------------
     to pay the same directly to the taxing authority (and not to the Landlord under the Lease), city, state, county, and school district ad valorem taxes based on the ad valorem tax bills for the Property, if then available, or if not, then on the basis of the latest available tax figures and information. Should such proration be based on such latest available tax figures and information and prove to be inaccurate on receipt of the ad valorem tax bills for the Property for the year of Closing, either Seller or Purchaser, as the case may be, may demand at any time after Closing a payment from the other correcting such malapportionment. In addition, if after Closing there is an adjustment or reassessment by any governmental authority with respect to, or affecting, any ad valorem taxes for the Property for the year of Closing or any prior year, any additional tax payment for the Property required to be paid with respect the year of Closing shall be prorated between Purchaser and Seller and any such additional tax payment for the Property for any year prior to the year of Closing shall be paid by Seller. This agreement shall expressly survive the Closing.

          (c)  Utility Charges. Seller shall pay or cause to be paid all
               ---------------
     utility bills received prior to Closing and shall be responsible for utilities furnished to the Property prior to Closing. Purchaser shall be responsible for the payment of all bills for utilities furnished to the Property subsequent to the Closing. Except to the extent that payment for utility services directly to the utility supplier is the responsibility of the Tenant under this Lease, Seller and Purchaser hereby agree to prorate as of midnight preceding the date of Closing and pay their respective shares of all utility bills received subsequent to Closing (if they include a service period prior to the date of Closing), which agreement shall survive Closing. Seller shall be entitled to all deposits presently in effect with the utility providers.

          (d)  Service Contracts.  Charges under the Service Contracts shall be
               -----------------
      prorated as of Midnight preceding the date of Closing.

          (e)  Other Tenant Charges.  Where the Lease contains the Tenant's
               --------------------
      obligations for taxes, common area expenses, operating expenses or additional charges of any nature, and where Seller shall have collected on an estimated basis any portion thereof in excess of amounts owed by Seller for such items for the period prior to the date of Closing, then there shall be an adjustment and credit given to Purchaser on the date of Closing for such excess amounts collected. Purchaser shall apply all such excess amounts to the charges owed by Purchaser for such items for the period after the date of Closing, and if required by the Lease, shall rebate or credit the Tenant with any remainder. If it is determined subsequent to the Closing that the amount collected during Seller's ownership period exceeded expenses incurred during the same period by more than the amount previously credited to Purchaser at Closing, then Seller shall promptly pay to Purchaser the deficiency. If it is determined subsequent to Closing that the amount collected during Seller's ownership period exceeded expenses incurred during the same period by less than the amount previously credited to Purchaser at Closing, then Purchaser shall promptly pay to Seller the overpayment.

      16.  Purchaser's Default.  In the event of default by Purchaser under the
           -------------------
terms of this Agreement, Seller's sole and exclusive remedy shall be to receive the Earnest Money as liquidated damages and thereafter the parties hereto shall have no further rights or obligations hereunder whatsoever except for obligations which expressly survive the termination of this Agreement. It is hereby agreed that Seller's damages will be difficult to ascertain and that the Earnest Money constitutes a reasonable liquidation thereof and is intended not as a penalty, but as fully liquidated damages. Seller agrees that in the event of a default by Purchaser prior to Closing, Seller shall not initiate any proceeding to recover damages from Purchaser, but shall limit its recovery to the receipt and retention of the Earnest Money. The limitations on Purchaser's liability under this Paragraph 16 shall be inapplicable to the liability of Purchaser for payments, if any, due by Purchaser to Seller under Paragraphs 5 and 22 hereof.

     17.  Seller's Default.  In the event of default by Seller under the terms
          ----------------
of this Agreement occurring prior to Closing, except as otherwise specifically set forth herein, at Purchaser's option: (i) Purchaser may terminate this Agreement by written notice to Seller, whereupon the Earnest Money shall be immediately returned by Escrow Agent to Purchaser, and the parties hereto shall have no further rights or obligations hereunder except for rights and obligations hereunder which expressly survive the termination of this Agreement, or (ii) Purchaser shall be entitled to an immediate refund of all but $25.00 of the Earnest Money and to pursue against Seller any remedy granted to Purchaser at law or in equity, including, without limitation, specific performance; provided, however, (a) Purchaser shall not have the right to seek or recover consequential damages arising from Seller's breach or default under this Agreement, and (b) the damages recoverable against Seller for any such default occurring prior to Closing shall not exceed $250,000.00. In the event of any default by Seller occurring after Closing under any of the terms of this Agreement which survive Closing, Purchaser may pursue any remedy granted to Purchaser at law or in equity; provided, however, Purchaser shall not have the right to seek or recover consequential damages arising from Seller's breach or default under this Agreement.

     18.  Condemnation.  If, prior to the Closing, all or any part of the
          ------------
Property which Purchaser reasonably determines will interfere with the operation of the Property is subjected to a bona fide threat of condemnation by a body having the power of eminent domain or is taken by eminent domain or condemnation (or sale in lieu thereof), or if Seller has received notice that any condemnation action or proceeding with respect to the Property is contemplated by a body having the power of eminent domain, Seller shall give Purchaser immediate written notice of such threatened or contemplated condemnation or of such taking or sale, and Purchaser may by written notice to Seller given within thirty (30) days of the receipt of such notice from Seller, elect to cancel this Agreement. If Purchaser chooses to cancel this Agreement in accordance with this Paragraph 18, then the Earnest Money shall be returned immediately to Purchaser by Escrow Agent and the rights, duties, obligations, and liabilities of the parties hereunder shall immediately terminate and be of no further force and effect, except for such obligations hereunder which expressly survive termination of this Agreement. If Purchaser does not elect to cancel this Agreement in accordance herewith, this Agreement shall remain in full force and effect and the sale of the Property contemplated by this Agreement, less any interest taken by eminent domain or condemnation, or sale in lieu thereof, shall be effected with no further adjustment and without reduction of the Purchase Price, and at the Closing, Seller shall assign, transfer, and set over to Purchaser all of the right, title, and interest of Seller in and to any awards that have been or that may thereafter be made for such taking. At such time as all or a part of the Property is subjected to a bona fide threat of condemnation and Purchaser shall not have elected to terminate this Agreement as hereinabove provided, Purchaser shall be permitted to participate in the proceedings as if Purchaser were a party to the action. Seller shall not settle or agree to any award or payment pursuant to condemnation, eminent domain, or sale in lieu thereof without obtaining Purchaser's prior written consent thereto in each case.

     19.  Damage or Destruction.  If any of the Improvements shall be destroyed
          ---------------------
or damaged prior to the Closing, and if either the estimated cost of repair or replacement exceeds Two Hundred Thousand Dollars ($200,000.00) or if the cost of repair or replacement is not fully covered by Seller's casualty insurance, or if the damage could result in the termination of the Lease, Purchaser may, by written notice given to Seller within twenty (20) days after receipt of written notice from Seller of such damage or destruction, elect to terminate this Agreement, in which event the Earnest Money shall immediately be returned by Escrow Agent to Purchaser and the rights, duties, obligations, and liabilities of all parties hereunder shall immediately terminate and be of no further force or effect, except for such obligations hereunder which expressly survive termination of this Agreement. If Purchaser does not elect to terminate this Agreement pursuant to this Paragraph 19, or has no right to terminate this Agreement (because the damage or destruction is fully insured, does not exceed $200,000.00 and could not result in the termination of the Lease), and the sale of the Property is consummated, Purchaser shall be entitled to receive all casualty insurance proceeds paid or payable to Seller by reason of such destruction or damage under the insurance required to be maintained by the Tenant pursuant to the Lease (less amounts of insurance theretofore received and applied by Seller to costs actually incurred for restoration). Seller shall not settle or release any damage or destruction claims without obtaining Purchaser's prior written consent in each case. All said insurance proceeds received by Seller by the date of Closing shall be paid by Seller to Purchaser at Closing. In addition, at Closing, Seller shall pay over to Purchaser, and assign to Purchaser, all proceeds of any rent loss insurance for the period of time commencing on the date of Closing. If the amount of said casualty or rent loss insurance proceeds is not settled by the date of Closing, Seller shall execute at Closing all proofs of loss, assignments of claim, and other similar instruments in order that Purchaser receive all of Seller's right, title, and interest in and under said insurance proceeds.

     20.  Hazardous Substances.  Seller agrees and warrants to Purchaser that,
          --------------------
to the best of Seller's knowledge, except as disclosed in the Environmental Report, (i) no Hazardous Substances, nor any other pollutants, toxic materials, or contaminants have been or shall prior to Closing be discharged, disbursed, released, stored, treated, generated, disposed of, or allowed to escape on the Property, (ii) no asbestos or asbestos containing materials have been installed, used, incorporated into, or disposed of on the Property, (iii) no polychlorinated biphenyls are located on or in the Property, in the form of electrical transformers, fluorescent light fixtures with ballasts, cooling oils, or any other device or form, (iv) no underground storage tanks are located on the Property or were located on the Property and subsequently removed or filled,
(v) no investigation, administrative order, consent order and agreement, litigation, or settlement with respect to Hazardous Substances is proposed, threatened, anticipated or in existence with respect to the Property, and (vi) the Land has not previously been used as a landfill, cemetery, or as a dump for garbage or refuse. Seller hereby indemnifies Purchaser and agrees to holds Purchaser harmless from and against any lost, cost, damage, liability or expense due to or arising out of the breach of any representation or warranty contained in this Paragraph 20; provided, however, Purchaser shall not have the right to seek or recover consequential damages arising out of the breach of any representation or warranty contained in this Paragraph 20. The representations and warranties set forth in this Paragraph 20 and the indemnification given herein shall expressly survive the execution and delivery of the Special Warranty Deed conveying the Real Estate from Seller to Purchaser as provided in Paragraph 26 hereof.

     21.  Assignment.  This Agreement and Purchaser's rights, duties, and
          ----------
obligations hereunder may not be delegated, transferred, or assigned by Purchaser without the prior written consent of Seller, and any assignee or transferee proposed by Purchaser shall expressly assume all of Purchaser's duties, liabilities and obligations under this Agreement by written instrument delivered to Seller. Notwithstanding the foregoing to the contrary, upon prior written notice to Seller, this Agreement, and Purchaser's rights and duties hereunder, may be freely assigned and transferred to any partnership having Purchaser, Wells Capital, Inc. or Leo

F. Wells, III as a direct or indirect general partner thereof or to The Bank of New York, as agent for Purchaser or for any partnership having Purchaser, Wells Capital, Inc. or Leo F. Wells, III as a direct or indirect general partner thereof, provided that the original Purchaser shall remain liable for all of the obligations of the Purchaser hereunder arising or accruing prior to such assignment.

     22.  Broker's Commission.  Seller has agreed to pay to First Fidelity
          -------------------
Mortgage Corporation ("Broker") a real estate sales commission in accordance with a separate agreement between Seller and Broker. Seller shall and does hereby indemnify and hold harmless Purchaser from and against any claim, whether or not meritorious, for any real estate sales commission, finder's fees, or like compensation in connection with the sale contemplated hereby and arising out of any act or agreement of Seller, including any claim asserted by Broker. Likewise, Purchaser shall and does hereby indemnify and hold harmless Seller from and against any claim, whether or not meritorious, for any real estate sales commission, finder's fees, or like compensation in connection with the sale contemplated hereby and arising out of any act or agreement of Purchaser, except any such claim asserted by Broker. The obligations of Seller and Purchaser under this Paragraph 22 shall survive the Closing and any termination of this Agreement.

     23.  Notices.  Wherever any notice or other communication is required or
          -------
permitted hereunder, such notice or other communication shall be in writing and shall be delivered by overnight courier, by hand, or sent by U.S. registered or certified mail, return receipt requested, postage prepaid, to the addresses set out below or at such other addresses as are specified by written notice delivered in accordance herewith:

     PURCHASER:          Wells Operating Partnership, L.P.
                         3885 Holcomb Bridge Road
                         Norcross, Georgia 30092
                         Attn:  Mr. Michael Berndt

     with a copy to:     Troutman Sanders LLP
                         NationsBank Plaza, Suite 5200
                         600 Peachtree Street, N.E.
                         Atlanta, Georgia 30308-2216
                         Attn:  Mr. John W. Griffin

     SELLER              Walsh Higgins No. 33, L.P.
                         c/o Walsh, Higgins & Company
                         Suite 800
                         101 East Erie Street
                         Chicago, Illinois 60611
                         Attn:  Mr. Tim McEnery
     with a copy to:     O'Brien, O'Rourke & Hogan
                         10 South LaSalle Street, Suite 2900
                         Chicago, Illinois 60603
                         Attn:  Mr. Howard I. Goldblatt


Any notice or other communication mailed as hereinabove provided shall be deemed effectively given or received on the date of delivery, if delivered by hand or by overnight courier, or otherwise on the third (3rd) business day following the postmark date of such notice or other communication.

     24.  Possession.  Possession of the Property shall be granted by Seller to
          ----------
Purchaser on the date of Closing, subject only to the Lease and the Permitted Exceptions.

     25.  Time Periods.  If the time period by which any right, option, or
          ------------
election provided under this Agreement must be exercised, or by which any act required hereunder must be performed, or by which the Closing must be held, expires on a Saturday, Sunday, or holiday, then such time period shall be automatically extended through the close of business on the next regularly scheduled business day.

     26.  Survival of Provisions.  All covenants, warranties, and agreements set
          ----------------------
forth in this Agreement shall survive the execution or delivery of any and all deeds and other documents at any time executed or delivered under, pursuant to, or by reason of this Agreement, and shall survive the payment of all monies made under, pursuant to, or by reason of this Agreement; provided, however, that the representations and warranties contained in Paragraphs 9, 20 and 28 hereof shall automatically expire on the date which is one (1) year after the date of Closing, except to the extent that a notice of breach of any such representation or warranty has been given prior to such expiration, and except that the representations and warranties contained in Paragraph 9(e) hereof shall not be subject to any time limitation.

     27.  Severability.  This Agreement is intended to be performed in
          ------------
accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules, and regulations. If any provision of this Agreement, or the application thereof to any person or circumstance, shall, for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby but rather shall be enforced to the greatest extent permitted by law.

     28.  Purchaser's Authorization.  Purchaser represents to Seller that this
          -------------------------
Agreement has been duly authorized and executed on behalf of Purchaser and that this Agreement constitutes the valid and binding agreement of Purchaser, enforceful in accordance with these terms, subject to bankruptcy, insolvency, and similar laws affecting generally the enforcement of creditor's rights. Neither the execution and delivery of this Agreement nor the consummation of the transaction contemplated hereby will (i) be in violation of Purchaser's partnership agreement, (ii) conflict with or result in the breach or violation of any law, regulation, writ, injunction or decree of any court or governmental instrumentality applicable to Purchaser, or (iii) constitute a breach of any evidence of indebtedness or agreement of which Purchaser is a party or by which Purchaser is bound.

     29.  General Provisions.  No failure of either party to exercise any power
          ------------------
given hereunder or to insist upon strict compliance with any obligation specified herein, and no custom or practice at variance with the terms hereof, shall constitute a waiver of either party's right to demand exact compliance with the terms hereof. This Agreement contains the entire agreement of the parties hereto, and no representations, inducements, promises, or agreements, oral or otherwise, between the parties not embodied herein shall be of any force or effect. Any amendment to this Agreement shall not be binding upon the parties hereto unless such amendment is in writing and executed by both Seller and Purchaser. The provisions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors, and assigns. Time is of the essence of this Agreement. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same agreement. The headings inserted at the beginning of each paragraph are for convenience only, and do not add to or subtract from the meaning of the contents of each paragraph. This Agreement shall be construed and interpreted under the laws of the Commonwealth of Pennsylvania. Except as otherwise provided herein, all rights, powers, and privileges conferred hereunder upon the parties shall be cumulative but not restrictive to those given by law. All personal pronouns used in this Agreement, whether used in the masculine, feminine, or neuter gender shall include all genders, and all references herein to the singular shall include the plural and vice versa.

     30.  Reconciliation with Tenant.  As of the date of this Agreement, Seller
          --------------------------
and the Tenant under the Lease have not yet reconciled the amount of "Change Order Costs" payable by the Tenant to the Seller under the Lease. Seller acknowledges that the Purchaser does not desire to acquire the Property if at the time of Closing any material dispute exists between Seller and the Tenant regarding the payment of rent, charges or the "Charge Order Costs" under the Lease. Purchaser acknowledges that Seller does not desire to sell the Property if at the time of Closing any material dispute exists between Seller and the Tenant regarding the payment of rent, charges or "Change Order Costs" under the Lease, unless Seller reserves certain remedies under the Lease pertaining to the recovery of such rent, charges and "Change Order Costs". Accordingly, the obligations of Purchaser under this Agreement shall be conditioned upon Seller's agreement to delete from the Assignment and Assumption of Lease to be executed and delivered at Closing that certain language which is underlined and set forth in bold print in the form of such Assignment and Assumption of Lease attached hereto as Exhibit "K". Likewise, the obligations of Seller under this Agreement
          -----------
shall be conditioned upon Purchaser's agreement to include in the Assignment and Assumption of Lease to be executed and delivered at Closing that certain language which is underlined and set forth in bold print in the form of such Assignment and Assumption of Lease attached hereto as Exhibit "K". Seller
                                                      -----------
agrees to keep Purchaser apprised of the status of Seller's efforts to reconcile with Tenant the amounts of such rents, charges and "Change Order Costs" payable by Tenant. If by the final date of Closing determined in accordance with Paragraph 11 above, Seller and Purchaser have not yet determined whether the language which is underlined and set forth in bold print in the form of said Assignment and Assumption of Lease will be deleted or included, the Closing shall be postponed until the date which is three (3) business days after Seller and Purchaser make such determination; provided, however, in no event shall the final date for Closing be postponed beyond January 29, 1999. If such determination is not made by Seller and Purchaser on or before the final date for Closing (as postponed as provided herein), this Agreement shall terminate, Escrow Agent shall pay to Seller from the Earnest Money the sum of Twenty Five Dollars ($25.00) and the balance of the Earnest Money shall be refunded by Escrow Agent to Purchaser, whereupon, except as expressly provided to the contrary in this Agreement, no party shall have any other or further rights or obligations under this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective seals to be affixed hereunto as of the day, month and year first above written.

                              "SELLER":
                               ------

                              WALSH HIGGINS NO. 33, L.P.,
                              a Pennsylvania limited partnership

                              By: W/H Real Estate Enterprises Corp., an
                                  Illinois corporation, general partner

                                   By:    /s/ Gerald A. Pientka
                                      ---------------------------------
                                   Name:  Gerald A. Pientka
                                        -------------------------------
                                   Title: Vice President
                                         ------------------------------

                                        (CORPORATE SEAL)


                              "PURCHASER":
                               ---------

                              WELLS OPERATING PARTNERSHIP, L.P.,
                              a Delaware limited partnership

                              By: Wells Real Estate Investment Trust, Inc., a
                                  Maryland corporation, general partnership

                                   By:    /s/ Michael C. Berndt
                                      ---------------------------------
                                   Name:  Michael C. Berndt
                                        -------------------------------
                                   Title: VP & C/O
                                         ------------------------------

                                        (CORPORATE SEAL)

                              The undersigned Walsh, Higgins & Company joins in this Agreement solely for the purposes set forth in Paragraphs 10(d) and 12(t) hereof.

                              WALSH, HIGGINS & COMPANY,
                              an Illinois corporation

                                   By:    /s/ Gerald A. Pientka
                                      -----------------------------
                                   Name:  Gerald A. Pientka
                                        ---------------------------
                                   Title: President
                                         --------------------------

                                             (CORPORATE SEAL)